SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                               ____________

                                 FORM 8-K

                              CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



   Date of report (Date of earliest event reported)  January 21, 1999


                             Level 8 Systems, Inc.
             (Exact Name of Registrant as Specified in its Charter)

         New York                  0-26392             11-2920559
(State or Other Jurisdiction   (Commission File      (I.R.S. Employer
  of Incorporation)                 Number)          Identification No.)


                           1250 Broadway, 35th Floor
                           New York, New York   10001
                     (Address of Principal Executive Offices)

 Registrant's telephone number, including area code  (212) 244-1234


                                    N/A
      (Former Name or Former Address, if Changed Since Last Report)






Item 4.    Changes in Registrant's Certifying Accountant.

     On January 21, 1999, Level 8 Systems, Inc. (the "Company") engaged PricewaterhouseCoopers LLP as its independent auditors. The decision to change independent auditors was recommended by the Audit Committee of the Board of Directors and approved by the Board of Directors. PricewaterhouseCoopers LLP previously served as the independent auditors of Seer Technologies, Inc. ("Seer"). On December 31, 1998, the Company acquired a majority interest in Seer, as previously reported by the Company on Form 8-K dated January 15, 1999. The election of PricewaterhouseCoopers LLP as the Company's independent accountants is expected to be ratified at the next annual meeting of stockholders. PricewaterhouseCoopers LLP will audit the Company's 1998 consolidated financial statements. See the Current Report on Form 8-K of the Company dated as of December 22, 1998, which reported the dismissal of the Company's previous independent auditors.

     Prior to the engagement of PricewaterhouseCoopers LLP, the Company did not consult with such firm regarding the application of accounting principles to a specific completed or contemplated transaction, or any matter that was either the subject of a disagreement or a reportable event. The Company also did not consult with PricewaterhouseCoopers LLP regarding the type of audit opinion which might be rendered on the Company's financial statements and no oral or written report was provided by PricewaterhouseCoopers LLP.


Item 5.    Other Events.

     Previously, the Company has reported on Form 8-K/A, dated December 15, 1998, certain reportable conditions identified by its predecessor auditor during the audit of the Company's 1997 consolidated financial statements. It is management's judgement that appropriate steps have recently been taken to address all of these matters and, while further enhancements to the control environment are ongoing, as of the date of this report, management believes there currently exist no reportable conditions.






                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  LEVEL 8 SYSTEMS, INC.


Date: January 21, 1999	           By:      /s/  Steven Dmiszewicki
                                          Name:  Steven Dmiszewicki
                                         Title:  Chief Operating Officer